                                                                    EXHIBIT 10.5


                       DEVELOPMENT AND SUPPLY AGREEMENT



     This DEVELOPMENT AND SUPPLY AGREEMENT ("Agreement"), effective as of July __, 1996, (the "Effective Date"), by and between Somnus Medical Technologies, Inc., having a principal place of business at 995 Benecia Avenue, Sunnyvale, California 94086 ("Somnus"), and Apical Instruments, Inc., having a principal place of business at 967 North Shoreline Boulevard, Mountain View, California 94043 ("Apical").

     WHEREAS, Somnus and Apical desire that Apical perform development work on behalf of Somnus with respect to radio frequency generators for use in ear, nose, and throat applications, on the terms and conditions set forth herein; and

     WHEREAS, Apical desires to manufacture and sell Products (as defined herein) exclusively for and to Somnus, and Somnus is willing to purchase such Products from Apical.

     NOW, THEREFORE, Somnus and Apical agree as follows:


1.   DEFINITIONS

     The following terms shall have the following meanings herein:

     1.1  "Affiliate" shall mean: (a) any entity owning, controlling, or
           ---------
controlled by, directly or indirectly, at least fifty percent (50%) of the stock normally entitled to use for election of directors as a party; or (b) any entity of at least fifty percent (50%) of whose stock normally entitled to vote for election of directors is owned, controlling, or controlled by, directly or indirectly, a party, or if such level of ownership or control exceeds that which, is otherwise permissible in the country of residence of such entity, the maximum ownership or control right permitted in such country.

     1.2  "Generator(s)" shall mean a radio frequency (RF) generator meeting the
           ------------
specifications set forth in Exhibit A hereto.

     1.3  "Deliverables" shall mean the items to be delivered by Apical to
           ------------
Somnus upon completion of the Development Tasks, as set forth in Article 2 below.

     1.4  "Product" shall mean a Generator sold by Somnus, its Affiliates,
           -------
sublicensees, and/or distributors, exclusive of a computer, monitor and an enclosure for the Generator.

     1.5  "Specifications" shall mean the technical and other specifications for
           --------------
the Deliverables and Development Tasks, as set forth in Exhibit A.

     1.6  "Technology" shall mean all tangible and intangible results and items
           ----------
arising out of, developed in connection with or constituting the results of the Development Program, including all

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     Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

Deliverables, Generators, Products, ideas, inventions, discoveries, designs, know-how, notes, memoranda, documentation, and copyrighted materials, and all intellectual property rights constituting, embodied in, or pertaining to any of the foregoing. It is understood that Technology shall not include know-how, designs, or other information developed or acquired by Apical outside of the Development Program.

     1.7  "Term Sheet" shall mean that certain Memorandum of Terms executed by
           ----------
the parties on April 24, 1996, a copy of which is appended hereto as Exhibit B.

     1.8  Rules of Construction.  As used in this Agreement, all defined terms
          ---------------------
used in the singular shall include the plural, and vice versa, as the context may require. The words "hereof," "herein," and "hereunder" and other words of similar import refer to this Agreement as a whole. The word "including" when used herein is to intended to be exclusive and instead shall mean "including, without limitation," unless otherwise indicated. The descriptive Article, Section and Paragraph numbers and headings are used for convenience and reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement. This Agreement has been negotiated and drafted by the parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the Agreement being applied in favor or against either party.


2.   PRODUCT DEVELOPMENT

     2.1  Development Tasks.
          -----------------

          2.1.1  Performance.  Apical shall use its best efforts to complete
                 -----------
development of a commercially marketable Product by October 1, 1996 (the "Development Program"), and shall complete the following development tasks ("Development Tasks") and deliver to Somnus the Deliverables in accordance with the Development Task Schedule below.

-------------------------------------------------------------------------------------------------------------
                                          Development Task Schedule
-------------------------------------------------------------------------------------------------------------
              Development Task                    Completion Date                  Deliverable
              ----------------                    ---------------                  -----------
-------------------------------------------------------------------------------------------------------------
1.  Complete full specifications and block        July 3, 1996         Full specifications and block diagram
    diagram schematic for a Generator                                  schematic for a Generator
-------------------------------------------------------------------------------------------------------------
2.  Complete engineering drawings and detailed    July 8, 1996         Engineering drawings and detailed
    electrical schematics for a Generator                              electrical schematics for a Generator
-------------------------------------------------------------------------------------------------------------
3.  Complete PC board design for a Generator      August 22, 1996      Generator PC board design
-------------------------------------------------------------------------------------------------------------
4.  Complete first Generator prototype            September 15, 1996   Generator prototype
-------------------------------------------------------------------------------------------------------------
5.  Complete first product                        October 1, 1996      First product
-------------------------------------------------------------------------------------------------------------

          Apical agrees to conduct the Development Program in a prudent and skillful manner with employees with proper training and skills, and in accordance will all applicable U.S., state and local laws, rules, regulations, and other requirements now or later in effect.

          2.1.2  No Subcontractors.  Apical shall not subcontract any aspect of
                 -----------------
its obligations under this Agreement in respect of the Development Tasks or manufacturing of Generators without Somnus' prior written consent.

          2.1.3  No Conflicts.  During the term of this Agreement, Apical agrees
                 ------------
not to conduct any work or services on its own behalf or for any other party which is competitive with its obligations to Somnus hereunder. For purposes of this paragraph, "competitive" work or services shall mean any activity relating to the development or manufacture of RF products or technology for use in mouth, nose or throat applications.

     2.2  Compensation.
          ------------

          2.2.1  Payments.  In consideration for the activities of Apical
                 --------
hereunder, and subject to any applicable withholdings, Somnus shall pay to Apical the amount specified below, in each case within fifteen (15) days of the date Apical completes the corresponding Development Task:

                           Development Task and Payment Schedule
                           -------------------------------------
                                                                                    Payment
                                                                                    --------
1.  Execution of the Term Sheet by the parties                                      $ 35,000
2.  Somnus approves Product specifications and block diagram schematic                15,000
3.  Somnus approves engineering drawings and electrical schematics for a Product      15,000
4.  Somnus approves PC board design for a Product                                     15,000
5.  Somnus approves first Product prototype                                                0
6.  Somnus approves the first Product                                                 60,000

                                                                                     _______
                            Total:                                                  $140,000


          2.2.2  Acknowledgment.  The parties acknowledge that as of the
                 --------------
Effective Date, Somnus has paid, and Apical has received, Thirty-Five Thousand Dollars ($35,000), corresponding to that payment specified above in respect of execution of the Term Sheet by the parties.

     2.3  Delivery and Acceptance.
          -----------------------

          2.3.1  Delivery.  Upon completion of each Development Task specified
                 --------
in Paragraph 2.1.1, Apical shall provide to Somnus the related Deliverables, including documentation, within five (5) days of the completion date for the corresponding Development Task, for evaluation by Somnus pursuant to Paragraph
2.3.2 below.

          2.3.2  Acceptance.  Upon delivery to Somnus of each Deliverable,
                 ----------
including related documentation, Somnus shall evaluate such Deliverable for conformity to its corresponding Specifications. Within thirty (30) days after delivery of a Deliverable, Somnus shall provide Apical with written acceptance thereof, or a statement of defects to be corrected. Apical shall promptly correct such defects and return the corrected Deliverable(s) for retesting and/or reevaluation, and Somnus shall within thirty (30) days after such redelivery provide Apical with written acceptance or a statement of defects relating thereto. Failure by Somnus to deliver a statement of defects within the thirty (30) day period shall constitute acceptance of the Deliverable. If Somnus has not accepted any Deliverable by September 15, 1996, then Somnus may, with written notice to Apical, elect to terminate this Agreement immediately for default by Apical, without further opportunity to cure; provided, however, that until Somnus notifies Apical of its election to terminate, Apical shall continue to attempt to correct any stated defect(s) and provide conforming Deliverables.

     2.4  Changes.  Somnus shall have the right to request reasonable changes in
          -------
or modifications ("Changes") to the Specifications during the Development Program. If Changes will result in an increase in the cost of the Development Tasks or Deliverables, the parties shall agree in writing upon an estimate of additional time and material costs for the accomplishment of any Changes.
Apical shall not incur or expend costs in excess of the estimate in connection with the Changes without Somnus's prior written consent. Apical shall provide Somnus semi-monthly written reports regarding the progress and time and materials costs associated with the Changes, and from time to time and at Somnus's request, the parties shall meet to discuss Apical's progress, time, and materials costs associated with such Changes. If Changes will effect the projected completion date of the Development Program (i.e., September 15, 1996), Apical shall promptly notify Somnus of the effect that such Changes would have on the completion of the Development Tasks and Deliverables.

     2.5  Development Task Reports.  Apical shall provide Somnus with written
          ------------------------
monthly progress reports during the term of the Development Program. Such reports shall be provided to Somnus within ten (10) days following the end of each calendar month and shall summarize the progress with respect to the Development Tasks during such month. On or before October 15, 1996, Apical shall deliver to Somnus a draft written report summarizing in a form reasonably acceptable to Somnus the performance of the Development Tasks. All such reports shall be owned exclusively by Somnus and be Confidential Information, subject to
Article 11 herein.

     2.6  Right of Access.  Representatives of Somnus shall have the right to
          ---------------
visit Apical's facilities during normal working hours to observe the performance of the Development Program, discuss the Development Program with representatives of Apical, and inspect and copy all documents relevant to the Development Program.

     2.7  Warranty of Deliverables.  Apical warrants that any Deliverable will
          ------------------------
perform in accordance and comply with its corresponding Specifications for a period of twelve (12) months after its completion and final acceptance by Somnus. Apical shall, at its expense, make all corrections and modifications requested by Somnus to correct any failures to comply with this warranty which may be discovered in the Technology and reported to Apical during such warranty period, and Apical shall promptly deliver corrected versions to Somnus as soon as practicable after such notice. EXCEPT FOR THE EXPRESS WARRANTIES ABOVE, APICAL MAKES NO ADDITIONAL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE DELIVERABLES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     2.8  Technical Assistance.  During the term of this Agreement, Apical shall
          --------------------
make available to Somnus, at Somnus's request, ongoing technical assistance with respect to the Technology provided by Apical to Somnus in connection with the Development Program. This technical assistance will be provided to Somnus at Apical's standard, reasonable charges therefor, including reimbursement of travel and other expenses in connection therewith.

     2.9  Ownership.  Somnus shall own all right, title, and interest in the
          ---------
Technology, and Apical agrees to deliver all Technology, including a detailed written description of any intangible aspect thereof to Somnus, by the end of the Development Program. Apical hereby irrevocably transfers, conveys and assigns to Somnus its entire right, title, and interest in the Technology, and any intellectual property thereafter conceived, reduced to practice or otherwise developed during the term of this Agreement which relates to a Generator, Product or Technology. Apical shall require each of its employees who will be involved in the Development Program hereunder to enter into a confidentiality and proprietary rights agreement, in a form acceptable to Somnus, irrevocably assigning any and all interest such employees might have in any Technology to Apical. Apical shall promptly and fully disclose to Somnus in writing any Technology, and shall treat all such Technology as the Confidential Information of Somnus, pursuant to Article 9 below. Somnus shall have the exclusive right to apply for or register patents, copyrights, and such other proprietary protection(s) as it deems appropriate. Apical agrees to execute such documents, render such assistance, and take such other action as Somnus may reasonably request, at Somnus's expense, to apply for, register, perfect, enforce, and defend Somnus's rights in the Technology. Somnus shall have the exclusive right to commercialize, prepare and sell products based upon Technology, and to sublicense, prepare derivative works from, or otherwise use or exploit the Technology. It is understood and agreed that in the event Apical incorporates any know-how, designs, or other information other than Technology (the "Other Technology") into a Product, it shall so notify Somnus, and Apical agrees to grant, and hereby grants to Somnus a fully paid up, perpetual, irrevocable, royalty-free, non-exclusive license, including the right to grant and authorize sublicenses, to make, have made, use, sell, and otherwise exploit such Other Technology as it relates to Products.


3.   PRODUCT MANUFACTURE AND SALE

     3.1  Manufacturing License.  Subject to the terms and conditions herein,
          ---------------------
Somnus hereby grants to Apical, and Apical hereby accepts, a non-exclusive, non-transferable manufacturing license under the Technology solely for the purpose of making and selling Products to Somnus pursuant to this Agreement. This restricted license shall terminate upon termination of this Agreement.

     3.2  Purchase and Sale.  Apical agrees to manufacture and sell to Somnus,
          -----------------
and Somnus agrees to purchase from Apical, Somnus's requirements for Products during the term of this Agreement. The parties agree that during the term of this Agreement, Somnus shall submit purchase orders to Apical for at least one hundred (100) Products in accordance with the terms hereof, and if such purchase orders are accepted by Apical during the term hereof and this Agreement is not terminated pursuant to Section 13.2 or 13.3, Somnus shall purchase and Apical shall supply any

Product so ordered. Unless otherwise agreed by the parties in writing, Apical shall sell Products exclusively to Somnus.

     3.3  Initial Manufacturing Schedule.  Without Somnus being required to
          ------------------------------
submit purchase orders therefor, but otherwise subject to the terms and conditions herein, Apical shall manufacture and deliver Products to Somnus according to the following Schedule:

                  Delivery Date             Number of Products
                  -------------             ------------------
          On or before October 1, 1996              2
          On or before October 15, 1996             2
          On or before October 30, 1996             2
          On or before November 15, 1996            2
          On or before November 31, 1996            2

     3.4  Forecasts.  Following the successful completion of the Development
          ---------
Program and before November 1, 1996, and quarterly thereafter, Somnus shall provide Apical with a rolling forecast of Somnus's anticipated quarterly requirements of Products for the following twelve (12) month period commencing on the date of such forecast. Such forecast shall create a firm commitment on Somnus to purchase the Products forecast for the first three (3) calendar months of such forecast, but shall not create a binding obligation on Somnus for the remainder of such twelve (12) month period. It is understood that Somnus shall use reasonable efforts to make each forecast as accurate as possible.

     3.5  Orders.  Somnus may initiate purchases under this Agreement by
          ------
telephone contact, telex, fax or by submitting written purchase orders to Apical at the address above. Any purchase order initiated by telephone, fax or telex must be confirmed within ten (10) working days by a written purchase order. All purchase orders shall contain: (a) a purchase order number and date; (b) quantity of Product(s) to be purchased; (c) shipping instructions; (d) a specified delivery date; (e) a destination and billing address (if different from Somnus's address listed above); (f) the net unit price for the Product(s); and (g) a signature made by an authorized Somnus representative.

     3.6  Acceptance.  Purchase orders shall be binding when accepted by Apical.
          ----------
Apical shall acknowledge each purchase order in writing within ten (10) business days of receipt. Within such ten (10) day period, Apical may reject an order which does not conform with the terms and conditions of this Agreement, or if such order is for quantities substantially larger than prior orders which Apical, using commercially reasonable efforts, cannot fulfill. Notice of rejection must be sent to Somnus by telex or fax, followed by notification in writing. If an order is neither confirmed nor rejected by Apical within ten
(10) business days of receipt, it shall be deemed to have been accepted.

     3.7  Delivery Date.  Unless otherwise agreed in writing by the parties,
          -------------
Apical shall deliver Products to Somnus at the specified destination, as provided in Section 3.8, no later than five (5) days after the date specified in an accepted purchase order.

     3.8  Shipping.  All Products subject to this Agreement shall be suitably
          --------
packed for shipment in containers adequate to insure safe arrival of the goods at Somnus's designated delivery destination, marked for shipment to the address specified in Somnus's purchase order or such other address as Somnus may specify in writing, and delivered to a carrier or forwarding agent chosen by Somnus. Apical shall mark all containers with necessary lifting, handling and shipping information, purchase order numbers, and date of shipment. An itemized packing list must accompany each shipment. Somnus shall bear all costs for transportation, shipping and insurance expenses, and in the event that Somnus requests special packaging or finishing for any order, Somnus shall pay the incremental cost for such special packaging or finishing; provided, however, that Apical agrees to include any special documentation regarding the Products requested by Somnus at no additional charge. Shipment will be F.O.B. Somnus's designated facility, Sunnyvale, California. All shipping papers and/or invoices shall include the purchase order number and serial numbers of Products shipped.

     3.9  Terms and Conditions.  This Agreement contains the exclusive terms and
          --------------------
conditions which shall apply to all purchases of Products by Somnus. In ordering and delivering Products, Somnus and Apical may use their standard forms, but nothing in such forms shall amend or modify the terms of this Agreement. In case of conflict between such forms and this Agreement, the terms of this Agreement shall control.

     3.10 Second Source.  In the event Apical is unable to or fails to meet any
          -------------
of Somnus's Product reasonable requirements in any quarter at any time during the term of this Agreement, Somnus shall, at its sole discretion, have the right, but not the obligation, to (i) select a second source to manufacture Products for all or part of Somnus's Product requirements, and/or (ii) itself undertake the manufacture of part or all of its Product requirements. In the event Somnus either selects a second manufacturing source or itself undertakes the manufacture of Products, Apical shall actively cooperate with and use its best efforts to enable the second source and/or Somnus, as the case may be, to begin and continue such manufacture as soon as is commercially practicable, and to provide such assistance to such party as may be required or helpful in manufacturing Products. In this regard, in the event Somnus requests in writing that Apical provide manufacturing assistance in respect of the manufacture of Products, Apical shall use its best efforts to promptly after receipt of such request dispatch to the second source or Somnus, as the case may be, one or more mutually agreed technical personnel to assist in establishing a Product manufacturing operation. The parties agree that to effectuate the purpose of this Agreement in the event that Apical fails to meet its supply obligations hereunder, after Apical begins commercial manufacture of Products, personnel designated by Somnus shall be given adequate opportunity to study and observe the manufacture of Products by Apical at Apical's Product production facility and other appropriate locations, at such reasonable times and for such reasonable periods as may be reasonably requested by Somnus.


4.   CANCELLATION AND RESCHEDULING

     4.1  Changes.  Somnus may reschedule for up to sixty (60) days, adjust the
          -------
number of Product units ordered, or cancel all or a portion of a purchase order previously accepted by Apical, provided Somnus provides Apical notice of such rescheduling, adjustment, or cancellation at least forty five (45) days in advance of the delivery date specified in the corresponding purchase order. Apical shall use its best efforts to comply with all rescheduled delivery dates. Requests for rescheduling, adjustment or cancellation made by Somnus less than ten (10) days prior to the specified delivery date may be accepted or rejected at Apical's discretion. In the event that Somnus requests rescheduling, adjustment or cancellation of an order for delivery less than twenty (20) days before the specified delivery date, Apical may request that Somnus pay an inventory deposit with respect to any materials which have been received or for which noncancellable orders have been placed by Apical prior to Apical's receipt of the notice of rescheduling, adjustment or cancellation.

     4.2  Delayed Delivery.  Apical shall promptly notify Somnus if any
          ----------------
circumstance arises which could result in delivery of a Product after the specified delivery date in an accepted purchase order. If Somnus has not received Products for which Apical accepted a purchase order more than twenty
(20) days following the specified delivery date, and the cause of such delay was within the reasonable control of Apical, Somnus shall, in addition to other remedies provided herein with respect to a failure by Apical to meet its supply obligations, be entitled to cancel such order, in whole or part, with such cancellation to be effective immediately upon Apical's receipt of notice to such effect from Somnus. Somnus will reimburse Apical for all raw materials, work in process and finished products effected by such cancellation, and Somnus will be the owner of all such materials.


5.   PRICING AND PAYMENT

     5.1  Product Prices.  Somnus shall pay to Apical [*] for each Product
          --------------
ordered and delivered, in accordance with Sections 5.3 and 5.4.

     5.2  Taxes.  All prices described herein are exclusive of federal, state
          -----
and local excise, sales, use and similar taxes. Somnus shall be liable for and shall pay all applicable taxes invoiced by Apical, unless Somnus provides Apical with a properly executed tax exemption certificate prior to delivery of an invoice setting forth any such taxes.

     5.3  Payment.  Apical shall issue Somnus individual invoices for each
          -------
Product shipment. Each such invoice shall separately list the number of Product units, the individual and total prices therefor, taxes, transportation, shipping and insurance charges, and any special packaging or finishing charges. Somnus shall pay each invoice within thirty (30) days of the date of such invoice or the delivery date, whichever is later. Payment of an invoice shall not constitute implied acceptance of Products listed thereon.

     5.4  Payment Method.  Somnus shall, at its discretion, make payment to
          --------------
Apical for Products by check or by wire transfer to an account specified by Apical. Accounts outstanding over thirty (30) days will be subject to a charge of one and one-half percent (1.5%) per month, or the maximum interest allowed by law, whichever is less.

--------------------------------------------------------------------------------
****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

6.   PRODUCT QUALITY

     6.1  Quality Assurance.  Apical agrees to assure the quality level of
          -----------------
Products through the use of a formal quality assurance program reasonably acceptable to Somnus. Such program shall require Apical to prepare and maintain written records sufficient to enable Somnus to trace the history of each Product unit. Pursuant to such program, Apical shall place serial numbers on all Products to enable the identification and tracing of individual Product units. During the term of the Agreement, Somnus shall have the right to audit such quality assurance program, at its expense, during regular business hours.

     6.2  Inspection.  Apical shall conduct a final inspection and quality
          ----------
control test on each Product prior to shipment to verify that such Product meets and conforms with the Specifications. Each shipment of Products shall be accompanied by a quality assurance analytical data sheet (the "Q.A. Data Sheet").

     6.3  Inspection and Acceptance.  Somnus shall have the right and Apical
          -------------------------
shall cooperate to the fullest extent practicable in giving Somnus an opportunity to inspect the Products at all times and places, including during the period of manufacture. However, no inspection or test made prior to final inspection and acceptance at Somnus's facility shall relieve Apical from responsibility for defects or other failure to supply conforming Products. Final inspection and acceptance of Products shall be at Somnus's facility, and shall be performed within ten (10) working days after Somnus receives the Products.

     6.4  Latent Defects.  It is understood that Products may have defects
          --------------
("defects" meaning that such Products fail to conform to the applicable Specifications or otherwise fail to conform to the warranties given by Apical herein) which would not be discoverable upon reasonable physical inspection or testing (the "Latent Defects"). As soon as either Somnus or Apical becomes aware of a Latent Defect in any Product, it shall immediately notify the other party and, during the warranty period, at Somnus's election, such Products shall be deemed nonconforming to the Specifications and rejected as of the date of such notice, and the provisions of Article 8 shall apply to such Products.

     6.5  Presence at Facility.  During the term of this Agreement, Somnus shall
          --------------------
have the right upon reasonable notice and during normal business hours to have its representatives visit the facilities at which Products are being manufactured, and to inspect such facilities and the records relating to the manufacture of Products to verify Apical's compliance with the terms of this Agreement and the warranties in Article 10 below, including Apical's manufacture of Products in compliance with Good Manufacturing Practices ("GMP"), ISO 9000 requirements or other applicable rules and regulations.


7.   PRODUCT CHANGES

     7.1  Requested Modifications.  Somnus may request or Apical may suggest
          -----------------------
changes in the design or operation of the Products relating to improvements, or the reliability or serviceability of the

Products. The parties shall promptly discuss such modifications in good faith and Apical shall make any modifications requested by Somnus, provided Somnus agrees to pay the reasonable costs of implementing such changes.

     7.2  Mandatory Modifications.  In the event any changes must be made in the
          -----------------------
Products to comply with official requirements (including governmental regulation or industrial standards), Apical shall make any such changes to Products. It is understood that this may result in schedule changes, non-recurring expenses or Product price adjustments which will be negotiated by the parties in good faith at such time. With respect to Products changed to comply with such requirements that have been ordered but not yet delivered, an appropriate adjustment of the delivery date shall be agreed by the parties.

     7.3  Validation Units.  In the event any change effecting form, fit,
          ----------------
function, safety, reliability or performance of a Product is made, at Somnus's request, Apical shall ship to Somnus one or more validation units incorporating such changes. Within thirty (30) days after receipt of such validation unit(s), Somnus shall notify Apical of whether it approves or disapproves of the proposed changes. Apical shall not make any proposed change(s) until the end of such thirty (30) day period, or until Somnus provides notice of its approval of such change(s), whichever occurs earlier. At Somnus's request, Apical shall stop all further manufacture of Products until such approval is given by Somnus.


8.   PRODUCT WARRANTY

     8.1  Limited Warranty.  Apical hereby warrants to Somnus that:
          ----------------

          8.1.1 on the date of shipment, all Products sold by Apical to Somnus hereunder are new, will comply with the Specifications for such Products and any further specifications, standards and/or criteria agreed upon by the parties, and conform fully with the Q.A. Data Sheet provided for the particular Product according to Section 6.2 hereof;

          8.1.2 Products purchased hereunder shall be free from defects in material and workmanship for a period of twelve (12) months from the date of shipment to Somnus;

          8.1.3 all of the Products sold hereunder shall have been manufactured, packaged, stored and shipped in conformance with all applicable GMP, ISO 9000 requirements or other applicable rules and regulations which are in force or hereinafter adopted by the U.S. Food and Drug Administration or any successor agency thereto, or any corresponding foreign regulatory body (individually and collectively referred to hereinafter as "FDA"), as set forth in the Specifications;

          8.1.4 title to all Products sold hereunder shall pass to Somnus as provided herein free and clear of any security interest, lien, or other encumbrance;

          8.1.5 Apical shall meet Somnus's required shipment and/or delivery schedule(s) as provided in purchase orders submitted in accordance with the terms herein; and

          8.1.6 the Products sold to Somnus hereunder shall have been manufactured, packaged and stored in facilities which are approved by the FDA at the time of such manufacture, packaging and storage, to the extent such approval is required by law.

     8.2  Effect of Warranty.
          ------------------

          8.2.1  Options.  If any Product purchased hereunder does not meet the
                 -------
warranties specified herein or otherwise applicable, Somnus may, at its option
(i) require Apical to replace or correct at no cost to Somnus any defective or nonconforming Product(s), (ii) return any nonconforming Product(s) to Apical at Apical's expense and recover from Apical the full market price thereof, or (iii) replace or correct the defective or nonconforming Product(s) itself and charge Apical with the reasonable cost of such correction. The foregoing remedies are in addition to all other remedies at law or in equity or under this Agreement and shall not be deemed to be exclusive thereof. All warranties and remedies available hereunder to Somnus shall also be available to Somnus's Affiliates, licensees, distributors and customers.

          8.2.2  No Waiver.  No inspection or acceptance, approval or
                 ---------
acquiescence by Somnus with respect to nonconforming Products shall relieve Apical from any portion of its warranty obligation, nor shall waiver by Somnus of any Specification requirement for one or more Products constitute a waiver of such requirements for remaining Products unless expressly agreed by Somnus in writing.

     8.3  Warranty Procedures.  Subject to Section 8.2 above, Somnus may send
          -------------------
Products with defects covered by the foregoing warranties to Apical's repair center at an address specified by Apical from time to time. Somnus shall request authorization from Apical prior to the return of each defective Product for repair or replacement by Apical. Upon such request, Apical shall provide Somnus with a Material Return Authorization (MRA) tracer number to be prominently displayed on the shipping container for the defective Product. Once Somnus receives an MRA number for any defective Product, Somnus may ship such Product to Apical's designated repair facility, at Apical's expense, in its original shipping container or in a container of equivalent protective constitution. If such defective Product is received by Apical during the applicable warranty period, Apical shall, at its sole option and expense, repair or replace such Product, employing at its option, new or used parts or Products, and shall ship the repaired or replaced Product to Somnus, freight prepaid.

     8.4  Exclusions.  The limited warranties set forth in Section 8.1 above
          ----------
shall not apply to defects to a Product which result from normal wear and tear or improper, unqualified or unauthorized repair of Products.

     8.5  Disclaimer.  EXCEPT FOR THE ABOVE LIMITED WARRANTIES, APICAL MAKES NO
          ----------
WARRANTIES WITH RESPECT TO THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE IN ANY PROVISION OF THIS AGREEMENT, AND APICAL

SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     8.6  Maintenance.  Somnus shall be responsible for performing all
          -----------
maintenance with respect to the Products.


9.   CONFIDENTIALITY

     9.1  Confidential Information.  Pursuant to this Agreement, Somnus may
          ------------------------
disclose to Apical certain proprietary technical or business information or materials ("Confidential Information"). Apical agrees that it will not use any Confidential Information received from Somnus except for the purposes of this Agreement. Apical agrees not to disclose any Confidential Information of Somnus to third parties, and to maintain and to use its best efforts to prevent unauthorized disclosure or use of the Confidential Information and to prevent the same from falling into the public domain or the possession of unauthorized persons. Apical agrees to disclose to its employees only such Somnus Confidential Information as is necessary to each employee's responsibilities in performing the acts allowed by this Agreement. Apical shall immediately advise Somnus of any disclosure, loss or use of Confidential Information in violation of this Agreement. Apical agrees that for a period of seven (7) years from the Effective Date it will hold Somnus Confidential Information in strict confidence and not disclose to any third party any such Confidential Information except as expressly agreed upon in writing by Somnus.

     9.2  Exclusions.  Confidential Information shall not include information:
          ----------

          9.2.1 that becomes lawfully known or available to Apical from a source other than Somnus without breach of this Agreement;

          9.2.2 that was already known to Apical, as evidenced by written records, before its disclosure by Somnus to Apical;

          9.2.3 that is within, or later falls within, the public domain without breach of this Agreement by Apical;

          9.2.4  publicly disclosed with the written approval of Somnus; or

          9.2.5 disclosed pursuant to a requirement or demand of a lawful governmental or judicial authority, but only to the extent required by operation of law, regulation or court order.


10.  TRADEMARKS

     10. Somnus, in its sole discretion, may select the trademarks, trade names and trade dresses to be used in connection with each Product, and all such trademarks, trade names and trade dresses shall be and become the exclusive property of Somnus. Apical shall not adopt any trademark, trade name or trade dress that may be confusingly similar therewith. Apical shall acquire no interest or rights in and to any trademarks, trade names and trade dresses selected or used by Somnus. Somnus shall have the right to remove any Apical trademarks incorporated in, marked on, or fixed to the Products.


11.  REPRESENTATIONS AND WARRANTIES

     11.1  Somnus.  Somnus represents and warrants on an continuing basis that:
           ------
(i) it has the right to enter this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of the state in which it is incorporated, (ii) has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (iii) has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.

     11.2  Apical.  Apical represents and warrants on an continuing basis that:
           ------
(i) Apical has the right to enter this Agreement, is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (ii) has the power and authority, to execute and deliver this Agreement and to perform its obligations hereunder; (iii) it has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder;
(iv) any employee or other personnel affiliated with Apical who will perform Development Tasks or other work related to or in connection with Development Program, have access to Technology, or manufacture Products has executed a proprietary information and technology agreement in favor of Apical, pursuant to which such employee or other personnel is obligated to assign his/her entire right, title, and interest in and to any invention, discovery, technology, or related intellectual property conceived of, reduced to practice or otherwise developed in the course of their employment to Apical; and (v) it has not and will not during the term of this Agreement enter into any agreement which conflicts with or which will result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which Apical is a party.


12.  INDEMNITY

     12.1  Somnus Indemnity.  Somnus shall defend, indemnify and hold Apical,
           ----------------
its officers, directors, employees and agents (each an "Apical Indemnitee") harmless from any and all damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by an Apical Indemnitee as a result of any claim, action, suit on proceeding by a third party based on any breach or alleged breach of any of Somnus's representations and warranties in Section 11.1, from injury to or death of any person, or damage to property arising out of or in connection with the distribution or use of any Product manufactured by Somnus; provided, however, that Somnus shall have no obligation to indemnify any Apical Indemnitee for any damage, liability, cost or expense to the extent caused by any negligent or wilful act or omission by or on behalf of Apical. Somnus shall defend, indemnify and hold any Apical Indemnitee harmless from any and all damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) that may be asserted against any such Indemnitee by any Somnus customer or any other third party in respect of any Somnus act or omission, or arising from compliance by Apical with Somnus designs, specifications, instructions or requirements (but only to the extent that any such claim or liability does not arise from a defect in workmanship or components used by Apical), or from the incorporation of the Products into any other device, provided that any such claim or other liability is not attributable to the Product incorporated into such device.

     12.2  Apical Indemnity.  Apical shall defend, indemnify and hold Somnus,
           ----------------
its officers, directors, employees and agents (each a "Somnus Indemnitee") harmless from any and all damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by a Somnus Indemnitee or any Somnus customer, representative, distributor, or dealer arising out of any claim, action, suit or proceeding by a third party based on any breach or alleged breach of any of Apical's representations and warranties in Section 11.2, any failure of the Products manufactured by Apical to meet the Specifications, or arising out of or in connection with Apical's performance of this Agreement; provided, however, that Apical shall have no obligation to indemnify any Somnus Indemnitee or customer, distributor, dealer or representative of Somnus for any damage, liabilities, costs or expenses to the extent caused by any negligent or wilful act or omission by or on behalf of Somnus.

     12.3  Procedure.  In the event that a party, or any of its Affiliates,
           ---------
directors, officers, employees or agents (each an "Indemnitee") intends to claim indemnification under this Article 12, such Indemnitee shall notify the other party (the "Indemnitor") in writing of any alleged loss, claim, damage, liability or other action (individually or collectively, a "Liability") in respect of which the Indemnitee intends to claim indemnification hereunder. The failure by any Indemnitee to deliver written notice to the Indemnitor within a reasonable time after becoming aware of any Liability for which indemnification is later sought hereunder, if prejudicial to the Indemnitor's ability to defend against such Liability, shall relieve Indemnitor of any obligation to such Indemnitee under this Article 12. The Indemnitor shall have the right to control the conduct of any action, defense, or other proceeding, including settlement, in respect of indemnification sought hereunder for any Liability, and the Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation and conduct of any action, defense, settlement or other proceeding covered by this Article 12. An Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any Liability, or make any admission of liability or attempt to settle any claim in respect of a Liability without the prior written consent of the Indemnitor, which consent the Indemnitor shall not be required to give.

13.  TERM AND TERMINATION

     13.1  Term.  This Agreement shall commence on the Effective Date and shall
           ----
have a term of one (1) year from the first commercial distribution of a Product, unless terminated earlier as provided herein. This Agreement may be extended by written mutual agreement of the parties.

     13.2  Termination for Cause.  Either party may, without penalty, terminate
           ---------------------
this Agreement or cancel any purchase order or portion thereof effective upon written notice to the other party in the event of one of the following events:

           13.2.1 The other party materially breaches this Agreement, and such breach remains uncured for thirty (30) days following written notice of breach by the nonbreaching party, unless such breach is incurable, in which event termination shall be immediate upon receipt of written notice;

           13.2.2 Any cause as set forth in Section 15.5 delays the other party's performance for more than sixty (60) days; or

           13.2.3 A petition for relief under any bankruptcy statute is filed by or against the other party, or the other party makes an assignment for the benefit of creditors, or a receiver is appointed for all or a substantial part of the other party's assets, and such petition, assignment or appointment is not dismissed or vacated within sixty (60) days.

     13.3  Permissive Termination.  Somnus shall have the right to terminate the
           ----------------------
Development Program or this Agreement for any reason, or no reason, upon thirty
(30) days notice to Apical, and, after completion of the Development Program, Apical may terminate this Agreement for any reason, or no reason, upon thirty
(30) days notice to Somnus.

     13.4  Effect of Termination or Expiration.
           -----------------------------------

           13.4.1  Cessation of Development Program.  If Somnus terminates the
                   --------------------------------
Agreement prior to the completion of the Development Program, Apical will immediately cease making expenditures attributable to the Development Program upon receipt of Somnus's notice of intent to terminate. Somnus shall reimburse Apical for all services actually performed prior to its receipt of notice of termination. Within thirty (30) days of the effective date of termination, Apical shall provide Somnus a final written report of all costs incurred and shall reimburse Somnus for any funds advanced in excess of total costs incurred.

           13.4.2  Accrued Right and Obligations.  In the event of expiration of
                   -----------------------------
this Agreement, the provisions hereof shall continue to apply to (i) all purchase orders accepted by Apical prior to the effective date of expiration, and (ii) Products ordered on such purchase orders. Except as provided herein, termination or expiration of this Agreement shall not relieve or release either party from making payments for obligations accrued prior to such termination.
In the event Apical terminates this Agreement for cause, such payments by Somnus shall include costs of all raw materials purchased by Apical for use in manufacturing Products or for which noncancellable orders were placed prior to the receipt of any notice of termination by Apical, work in progress relating to Products, and finished Products made by Apical. In the event Somnus terminates this Agreement for cause other than for Apical's failure to meet its Product supply obligation hereunder, Somnus will purchase from Apical at Apical's actual cost such raw materials, work in progress relating to Products, and finished Products made by Apical prior to the effective date of such termination. In the event Somnus terminates this Agreement because of Apical's failure to meet its supply obligations hereunder, Somnus shall be relieved of its obligation to pay Apical for Products ordered by purchase orders accepted by Apical, and Somnus shall have no obligation with respect to (i) raw materials ordered by Apical in respect of such Products and (ii) work in progress relating to Products.

          13.4.3  Return of Confidential Information.  Upon any termination, but
                  ----------------------------------
not expiration, of this Agreement, Apical shall promptly return to Somnus any Confidential Information received from Somnus prior to such termination, and Apical shall no longer be entitled to use any such Confidential Information for any purpose.

          13.4.4  Assistance by Apical.  In the event of any termination of this
                  --------------------
Agreement during the term hereof, at Somnus's request and expense, Apical shall use its best efforts to assist Somnus, as it may elect at its sole discretion, to (i) locate and establish a second source for the manufacture of Products meeting the Specifications, and/or (ii) initiate and thereafter continue to itself manufacture all or a part of its Product requirements, as provided in
Section 3.10.

     13.5 Survival.  Sections 2.7, 2.9, 5.2, 13.4 and 13.5, and Articles 8, 9,
          --------
11, 12, 14 and 15 shall survive the termination of this Agreement for any reason.


14.  ARBITRATION

     If a dispute arises between the parties relating to the interpretation or performance of this Agreement, or the grounds for the termination hereof, representatives of the parties with decision-making authority shall meet to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within thirty (30) days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, and unless otherwise mutually agreed, such dispute shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by one (1) arbitrator in Santa Clara County, California. Such arbitrator shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrator will be instructed to prepare and deliver a written, reasoned opinion stating his decision within thirty (30) days of the completion of the arbitration. Such arbitration shall be concluded within nine
(9) months following the filing of the initial request for arbitration. The parties shall bear the costs of arbitration equally and shall bear their own expenses, including attorneys' and other professional fees. The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.

15.  MISCELLANEOUS

     15.1  Governing Law and Jurisdiction.  This Agreement shall be governed by
           ------------------------------
the laws of the State of California, without reference to principles of conflicts of laws.

     15.2  Compliance with Laws.  Apical shall perform this Agreement in
           --------------------
compliance with all applicable U.S. and foreign national, state and local laws, rules and regulations. Apical shall indemnify Somnus and its customers for loss or damage sustained because of Apical's noncompliance with any such law, rule or regulation. Apical shall furnish to Somnus any information requested or required by Somnus during the term of this Agreement or any extensions hereof to enable Somnus to comply with the requirements of any U.S. or foreign federal, state and/or government agency.

     15.3  Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE
           -----------------------
FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY.

     15.4  Inspections by Government Agencies.  With respect to any adverse
           ----------------------------------
findings affecting Products, Apical shall promptly notify Somnus of any inspections by U.S. and foreign national, federal, state or local regulatory representatives (including, without limitation, FDA, EPA, EEOC, OSHA, and corresponding or similar foreign agencies or entities, state agencies or building code inspectors) of any facility at which a Product is being or will be manufactured and shall provide Somnus with the results of any such inspections, including actions taken by Apical or any other entity to remedy conditions cited in such inspections. Without limiting the generality of the foregoing, Apical shall provide copies of any written inspection reports issued by such agencies and all correspondence between Apical and the agency involved. Apical shall permit such regulatory agencies to conduct whatever inspections of the facilities at which Products are to be manufactured as such agencies may request in connection with Somnus's obtaining approval to manufacture and market the Products, and shall cooperate fully with any such regulatory entity, domestic or foreign as the case may be, during any such inspections. Apical will give Somnus prompt written notice of any inspection relating to Products and allow representatives of Somnus to be present at such facilities during any such inspection.

     15.5  Force Majeure.  Neither party shall be held responsible for any delay
           -------------
or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such party's control and without such party's fault or negligence.

     15.6  Independent Contractors.  Apical shall perform its obligations
           -----------------------
hereunder as an independent contractor and shall be solely responsible for its own financial obligations. Nothing contained herein shall be construed to imply a joint venture or principal and agent relationship between the parties, and neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other in connection with the performance hereunder.

Apical will not act as an agent of Somnus and Apical's employees shall not be deemed to be employees of Somnus for the purpose of any employee benefit program, tax withholding, FICA taxes, unemployment benefits or otherwise.

     15.7   Confidentiality of Agreement.  Except as required by law, Apical
            ----------------------------
shall not disclose the contents or any term of this Agreement to any person or entity without the prior written consent of Somnus.

     15.8   Further Assurances.  At any time or from time to time on and after
            ------------------
the date of this Agreement, Apical shall at the request of Somnus (i) deliver to Somnus such records, data or other documents consistent with the provisions of this Agreement, and (ii) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such other actions, as Somnus may reasonably deem necessary or desirable in order for Somnus to obtain the full benefits of this Agreement and the transactions contemplated hereby.

     15.9   Notices.  All notices or reports permitted or required under this
            -------
Agreement shall be in writing and shall be delivered in person, mailed by first class mail, postage prepaid, (registered or certified), or sent by telecopy, to the party to receive the notice at the address or telecopy number listed below, or such other address as either party may specify in writing. All such notices shall be effective upon receipt.

     If to Somnus:  Somnus Medical Technologies, Inc.
                    21070 Homestead Road, Suite 205
                    Cupertino, California  95014
                    FAX:  (408) 773-9137
                    Attention:  President

     If to Apical:  Apical Instruments, Inc.
                    967 North Shoreline Boulevard
                    Mountain View, California  94043
                    FAX:  (415) 967-3371
                    Attention:  President


     15.10  No Use of Names.  Neither party will use the name of the other in
            ---------------
its advertising or promotional materials without the prior written consent of such other party.

     15.11  No Implied License.  Except as expressly provided herein, nothing
            ------------------
contained in this Agreement shall be implied to grant Apical any license with the respect to any Confidential Information, Deliverables, Products or Technology.

     15.12  Assignment.  Apical shall not assign this Agreement or any rights
            ----------
hereunder without the prior written consent of Somnus. Somnus may assign this Agreement without restriction.

     15.13  Severability.  If any provision(s) of this Agreement shall be held
            ------------
invalid, illegal or unenforceable by a court of competent jurisdiction to the maximum extent possible, this Agreement shall continue in full force and effect without said provision.

     15.14  Modification; Waiver.  This Agreement may not be altered, amended or
            --------------------
modified in any way except by a writing signed by both parties. The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

     15.15  Entire Agreement.  This Agreement and the exhibits hereto represent
            ----------------
and constitute the entire agreement between the parties and supersede all prior agreements and understandings with respect to the matters covered by this Agreement.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.


SOMNUS MEDICAL TECHNOLOGIES, INC.     APICAL INSTRUMENTS, INC.



By:                                   By:
    -----------------------------        ------------------------------

Print Name:                           Print Name:
           ----------------------                ----------------------

Title:                                Title:
      ---------------------------           ---------------------------

                                   EXHIBIT A
                                   ---------

                           GENERATOR SPECIFICATIONS



     Each Generator shall meet the following specifications:

[*]

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

                                   EXHIBIT B
                                   ---------

                              MEMORANDUM OF TERMS

                                April 18, 1996

Bruno Strul

     Re:  Somnus Letter of Intent

Dear Bruno:

     As you know, Somnus Medical Technology, Inc. (hereafter "Somnus") would like to enter into a Development and Manufacturing Agreement with Apical Instruments, Inc. (hereafter "Apical"), to have Apical develop and manufacture a proprietary RF generator. The purpose of this Letter of Intent is to establish a framework in order to proceed towards a definitive agreement between Somnus and Apical.

     1) The parties have initiated discussions regarding a Development and Manufacturing Agreement (the "Proposed Transaction") and agree that they shall proceed to negotiate a definitive agreement covering the Proposed Transaction culminating in a final agreement (the "Agreement") with the intent to finalize and execute the Agreement no later than April 23, 1996, or such later date as the parties may mutually agree; provided, however, that either party may discontinue such negotiations at any time by written notice for any reason whatsoever. The parties agree that the Business Proposal dated April 4, 1996, attached to this Letter of Intent, summarizes the current status of the discussions between representatives of Somnus and Apical, and the business terms for the Agreement. Although it is the intent of the parties that their negotiations initially proceed based upon on the Business Proposal, the parties acknowledge that the terms contained in the Business Proposal have not been agreed to by the parties and are subject to change in the course of the planned negotiations.

     2) The parties further agree not to disclose at any time to any third party, whether by way of press release, announcement or in any other matter, without the prior written consent of the other party, the existence, intent or terms of this Letter of Intent, or the occurrence or content of any discussions, negotiations or investigations which have occurred or which may occur regarding the Proposed Transaction.

     3) Any provisions of the Proposed Transaction shall not be binding on either party or be deemed to create any legal rights or obligations between Somnus and Apical, but rather are only intended to facilitate negotiations and preparations of the Agreement embodying the final understanding of the parties. Neither party shall have any liability whatsoever to the other party where its discontinuance of such negotiations by written statement at any time prior to April 23, 1996 or its decisions for any reason not to enter into the Agreement. The Agreement shall be subject to all required corporate approvals at Somnus and Apical. Each party shall bear its own expenses in connection with the negotiation and consummation of the Proposed Transaction and any actions taken by either party in reliance on this Letter of Intent shall be at such parties so risk an expense.

     Please contact me directly at (408) 773-9121 should you have any questions regarding the content of this letter. Otherwise, please indicate the concurrence of Apical as the basis on which we will proceed to negotiate the Agreement as set forth below by executing both copies of this letter in the space provided below and returning one copy to me at your earliest convenience. I look forward to the successful completion of the negotiations contemplated by this letter.

                         Very truly yours


                         Stuart Edwards
                         President & CEO
                         Somnus Medical Technology, Inc.

Agreed and Accepted:

APICAL INSTRUMENTS, INC.


                     Date:
-------------------       -------------------------
Bruno Strul, President and CEO

                               Business Proposal
                                 April 4, 1996


     1. Apical shall complete the development of a commercially deliverable RF generator suitable for mass manufacturing (hereafter the "Commercial Generator") shall be completed by __________________. The following milestones will be met:

     A.
     B.
     C.

     The Commercial Generator shall meet the following specification:

     [*, pp3-5]

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